Exhibit 99.1

Acushnet Holdings Corp. Announces
First Quarter 2019 Financial Results,
Declares Quarterly Cash Dividend
First Quarter 2019 Financial Results

•	First quarter net sales of $433.7 million, down 1.8% year over year, up 0.7% in constant currency

•	First quarter net income attributable to Acushnet Holdings Corp. of $34.9 million, down 15.9% year over year

•	First quarter Adjusted EBITDA of $64.2 million, down 16.7% year over year

•	Reaffirms full year 2019 outlook
Quarterly Cash Dividend

•	Quarterly cash dividend of $0.14 per share; $10.6 million on an aggregate basis for the quarter
FAIRHAVEN, MA – May 8, 2019 – Acushnet Holdings Corp. (NYSE: GOLF) ("Acushnet"), a global leader in the design, development, manufacture and distribution of performance-driven golf products, today reported financial results for the three months ended March 31, 2019.
"Acushnet is off to a good start in 2019", said David Maher, Acushnet's President and Chief Executive Officer. "The first quarter in golf is typically filled with enthusiasm stemming from exciting new product introductions, and 2019 has been no exception. Our results were driven by nice growth in Titleist golf balls, led by the successful launch of new Pro V1 and Pro V1x, TS driver momentum and healthy gains in Titleist gear and FootJoy golf wear. And while our product launch cadence impacted the Titleist club segment in the quarter, this was expected given our disciplined two-year product life cycles. Our team and trade partners have done great work in setting the stage for what we believe will be a successful 2019."

Maher continued, "As the season gets underway in the second quarter, Titleist and FootJoy products are effectively positioned and merchandised in golf shops, our fitting specialists and trade partners are prepared and excited for this busy stretch of the season, and we are encouraged by the enthusiasm we see from the game’s dedicated golfers. All of this affirms our belief that we are on track to achieve our goals for 2019."

Summary of First Quarter 2019 Financial Results

	Three months ended March 31,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
(in millions)	2019	2018	$ change	% change	$ change	% change
Net sales	$433.7	$441.8	$(8.1)	(1.8)%	$3.3	0.7%
Net income attributable to Acushnet Holdings Corp	$34.9	$41.5	$(6.6)	(15.9)%
Adjusted EBITDA	$64.2	$77.1	$(12.9)	(16.7)%

Consolidated net sales for the quarter decreased by 1.8%. On a constant currency basis, consolidated net sales were up 0.7% due to increased sales of Titleist golf balls driven by the introduction of new Pro V1 and Pro V1x models, increased sales of FootJoy golf wear driven by footwear and apparel categories and higher sales volumes of our TS drivers and TS fairways in Titleist golf clubs, which were offset by sales volume declines in wedges, putters and irons.
On a geographic basis, consolidated net sales in the United States increased by 5.1% in the quarter. Net sales in regions outside the United States were down 8.6% and down 3.5% on a constant currency basis. On a constant currency basis, Japan was down 20.1%, Korea was down 2.4% and EMEA was up 5.5%.
Segment specifics:

•
13.4% increase in net sales (16.0% increase on a constant currency basis) of Titleist golf balls primarily driven by higher sales volumes of Pro V1 and Pro V1x golf balls as a result of the latest generation introduced in the first quarter of 2019 and our AVX golf balls launched in the second quarter of 2018.

•
21.9% decrease in net sales (20.1% decrease on a constant currency basis) of Titleist golf clubs. This decrease primarily resulted from lower sales volumes of our wedges, Select model putters and Japan-specific VG3 irons which were all introduced in the first quarter of 2018 and our iron series which was in its second model year. The decrease was offset by higher sales volumes of our TS drivers and TS fairways which were launched in the third quarter of 2018. Titleist golf club sales were also negatively impacted by the timing of our spring putter launch; in odd numbered years, the new putters are generally launched in the first quarter, but this year, the new Phantom X family of putters was launched in the second quarter of 2019.

•	1.9% increase in net sales (4.8% increase on a constant currency basis) of Titleist golf gear. This increase was primarily driven by higher sales volumes in our travel gear and golf bag categories.

•	0.2% increase in net sales (3.2% increase on a constant currency basis) in FootJoy golf wear primarily resulted from a sales volume increase in footwear and higher average selling prices in apparel.

Net income attributable to Acushnet decreased by $6.6 million to $34.9 million, down 15.9% year over year, primarily as a result of a decrease in income from operations, partially offset by a decrease in income tax expense.
Adjusted EBITDA was $64.2 million, down 16.7% year over year. Adjusted EBITDA margin was 14.8% for the first quarter versus 17.4% for the prior year period, primarily due to a decrease in income from operations.

Declares Quarterly Cash Dividend
Acushnet's board of directors today declared a quarterly cash dividend in an amount of $0.14 per share of common stock. The dividend will be payable on June 14, 2019, to stockholders of record on May 31, 2019. The number of shares outstanding as of May 3, 2019 was 75,608,862.

2019 Outlook

•	Consolidated net sales are expected to be approximately $1,655 to 1,685 million.

•	Consolidated net sales on a constant currency basis are expected to be in the range of up 2.8% to 4.7%.

•	Adjusted EBITDA is expected to be approximately $235 to 245 million.

Investor Conference Call
Acushnet will hold a conference call at 8:30 am (Eastern Time) on May 8, 2019 to discuss the financial results and host a question and answer session. A live webcast of the conference call will be accessible at www.AcushnetHoldingsCorp.com/ir. A replay archive of the webcast will be available shortly after the call concludes.

About Acushnet Holdings Corp.
We are the global leader in the design, development, manufacture and distribution of performance-driven golf products, which are widely recognized for their quality excellence. Driven by our focus on dedicated and discerning golfers and the golf shops that serve them, we believe we are the most authentic and enduring company in the golf industry. Our mission - to be the performance and quality leader in every golf product category in which we compete - has remained consistent since we entered the golf ball business in 1932. Today, we are the steward of two of the most revered brands in golf – Titleist, one of golf’s leading performance equipment brands, and FootJoy, one of golf’s leading performance wear brands. Additional information can be found at www.acushnetholdingscorp.com.

Forward-Looking Statements
This press release includes forward-looking statements that reflect our current views with respect to, among other things, our 2019 outlook, our operations and our financial performance. These forward-looking statements are included throughout this press release and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information such as our anticipated consolidated net sales, consolidated net sales on a constant currency basis and adjusted EBITDA. We use words like “guidance,” “outlook,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable” and similar terms and phrases to identify forward-looking statements in this press release.

The forward-looking statements contained in this press release are based on management’s current expectations and are subject to uncertainty and changes in circumstances. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. Important factors that could cause or contribute to such differences include: a reduction in the number of rounds of golf played or in the number of golf participants; unfavorable weather conditions may impact the number of playable days and rounds played in a given year; consumer spending habits and macroeconomic factors may affect the number of rounds of golf played and related spending on golf products; demographic factors may affect the number of golf participants and related spending on our products; a significant disruption in the operations of our manufacturing, assembly or distribution facilities; our ability to procure raw materials or components of our products; a disruption in the operations of our suppliers; the cost of raw materials and components; currency transaction and translation risk; our ability to successfully manage the frequent introduction of new products or satisfy consumer preferences, quality and regulatory standards; our reliance on technical innovation and high-quality products; changes to the Rules of Golf with respect to equipment; our ability to adequately enforce and protect our intellectual property rights; involvement in lawsuits to protect, defend or enforce our intellectual property rights; our ability to prevent infringement of intellectual property rights by others; changes to patent laws; intense competition and our ability to maintain a competitive advantage in each of our markets; limited opportunities for future growth in sales of golf balls, golf shoes and golf gloves; our customers’ financial condition, their levels of business activity and their ability to pay trade obligations; a decrease in corporate spending on our custom logo golf balls; our ability to maintain and further develop our sales channels; consolidation of retailers or concentration of retail market share; our ability to maintain and enhance our brands; seasonal fluctuations of our business; fluctuations of our business based on the timing of new product introductions; risks associated with doing business globally; compliance with laws, regulations and policies, including the U.S. Foreign Corrupt Practices Act or other applicable anti-corruption legislation; our ability to secure professional golfers to endorse or use our products; negative publicity relating to us or the golfers who use our products or the golf industry in general; our ability to accurately forecast demand for our products; a disruption in the service or a significant increase in the cost, of our primary delivery and shipping services or a significant disruption at shipping ports; our ability to maintain our information systems to adequately perform their functions; cybersecurity risks; the ability of our eCommerce systems to function effectively; impairment of goodwill and identifiable intangible assets; our ability to attract and/or retain management and other key employees and hire qualified management, technical and manufacturing personnel; our ability to prohibit sales of our products by unauthorized retailers or distributors; our ability to grow our presence in existing international markets and expand into additional international markets; tax uncertainties, including potential changes in tax laws, unanticipated tax liabilities and limitations on utilization of tax attributes after any change of control; adequate levels of coverage of our insurance policies; product liability, warranty and recall claims; litigation and other regulatory proceedings; compliance with environmental, health and safety laws and regulations; our ability to secure additional capital at all or on terms acceptable to us and potential dilution of holders of our common stock; our estimates or judgments relating to our critical accounting policies; terrorist activities and international political instability; occurrence of natural disasters or pandemic diseases; our substantial leverage, ability to service our indebtedness, ability to incur more indebtedness and restrictions in the agreements governing our indebtedness; our use of derivative financial instruments; a sale, foreclosure, liquidation or other transfer of the shares of our common stock owned by Magnus Holdings Co., Ltd. (“Magnus”) as a result of the loans borrowed by Magnus which are secured by shares of our common stock (the “Magnus Loans”); the ability of our controlling shareholder to control significant corporate activities, and our controlling shareholder’s interests may conflict with yours; any pledge by Fila Korea Co., Ltd. of the common stock of Magnus; the insolvency laws of Korea are different from U.S. bankruptcy laws; our status as a controlled company; the market price of our common stock; our ability to maintain effective internal controls over financial reporting; our ability to pay dividends; our status as a holding company; dilution from future issuances or sales of our common stock; anti-takeover provisions in our organizational documents; reports from securities analysts; and the other factors set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 28, 2019 as it may be updated by our periodic reports subsequently filed with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Media Contact:
AcushnetPR@icrinc.com
Investor Contact:
IR@AcushnetGolf.com

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended March 31,
(in thousands, except share and per share amounts)	2019	2018
Net sales	$433,702	$441,801
Cost of goods sold	211,545	214,127
Gross profit	222,157	227,674
Operating expenses:
Selling, general and administrative	155,426	151,368
Research and development	12,751	12,392
Intangible amortization	1,753	1,630
Income from operations	52,227	62,284
Interest expense, net	4,883	4,408
Other income, net	(970)	(434)
Income before income taxes	48,314	58,310
Income tax expense	12,275	15,220
Net income	36,039	43,090
Less: Net income attributable to noncontrolling interests	(1,113)	(1,606)
Net income attributable to Acushnet Holdings Corp.	$34,926	$41,484

Net income per common share attributable to Acushnet Holdings Corp.:
Basic	$0.46	$0.56
Diluted	0.46	0.55
Weighted average number of common shares:
Basic	76,006,989	74,650,237
Diluted	76,264,038	74,793,823

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,
(in thousands, except share and per share amounts)	2019	2018
Assets
Current assets
Cash and restricted cash ($11,168 and $8,436 attributable to the FootJoy golf shoe joint venture ("JV"))	$44,877	$31,014
Accounts receivable, net	333,929	186,114
Inventories ($6,756 and $9,658 attributable to the FootJoy JV)	346,399	361,207
Other assets	87,430	85,666
Total current assets	812,635	664,001
Property, plant and equipment, net ($11,335 and $11,615 attributable to the FootJoy JV)	223,824	228,388
Goodwill ($32,312 and $32,312 attributable to the FootJoy JV)	210,177	209,671
Intangible assets, net	476,556	478,257
Deferred income taxes	71,759	78,028
Other assets ($2,583 and $2,593 attributable to the FootJoy JV)	82,339	33,276
Total assets	$1,877,290	$1,691,621
Liabilities and Shareholders' Equity
Current liabilities
Short-term debt	$141,604	$920
Current portion of long-term debt	35,625	35,625
Accounts payable ($4,731 and $6,882 attributable to the FootJoy JV)	88,730	86,045
Accrued taxes	30,275	38,268
Accrued compensation and benefits ($1,180 and $1,634 attributable to the FootJoy JV)	59,852	77,181
Accrued expenses and other liabilities ($2,804 and $3,462 attributable to the FootJoy JV)	73,917	56,828
Total current liabilities	430,003	294,867
Long-term debt and capital lease obligations	338,274	346,953
Deferred income taxes	4,611	4,635
Accrued pension and other postretirement benefits	104,226	102,077
Other noncurrent liabilities ($5,063 and $4,831 attributable to the FootJoy JV)	53,539	16,105
Total liabilities	930,653	764,637
Shareholders' equity
Common stock, $0.001 par value, 500,000,000 shares authorized; 75,604,091 and 74,760,062 shares issued and outstanding	76	75
Additional paid-in capital	901,749	910,890
Accumulated other comprehensive loss, net of tax	(85,503)	(89,039)
Retained earnings	97,090	72,946
Total equity attributable to Acushnet Holdings Corp.	913,412	894,872
Noncontrolling interests	33,225	32,112
Total shareholders' equity	946,637	926,984
Total liabilities and shareholders' equity	$1,877,290	$1,691,621

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three months ended March 31,
(in thousands)	2019	2018
Cash flows from operating activities
Net income	$36,039	$43,090
Adjustments to reconcile net income to cash used in operating activities
Depreciation and amortization	9,797	10,325
Unrealized foreign exchange gain	(61)	(1,681)
Amortization of debt issuance costs	369	331
Share-based compensation	1,785	4,126
Deferred income taxes	5,889	6,369
Changes in operating assets and liabilities	(143,883)	(149,392)
Cash flows used in operating activities	(90,065)	(86,832)
Cash flows from investing activities
Additions to property, plant and equipment	(5,462)	(5,887)
Business acquisitions, net of cash acquired	—	(2,496)
Cash flows used in investing activities	(5,462)	(8,383)
Cash flows from financing activities
Proceeds from short-term borrowings, net	140,778	113,293
Repayments of delayed draw term loan A facility	(1,875)	(1,250)
Repayment of term loan facilities	(7,031)	(4,688)
Dividends paid on common stock	(11,872)	(9,898)
Payment of employee restricted stock tax withholdings	(10,924)	(2,634)
Cash flows provided by financing activities	109,076	94,823
Effect of foreign exchange rate changes on cash	314	1,040
Net increase in cash	13,863	648
Cash and restricted cash, beginning of year	31,014	47,722
Cash and restricted cash, end of period	$44,877	$48,370

ACUSHNET HOLDINGS CORP.
Supplemental Net Sales Information (Unaudited)
First Quarter Net Sales by Segment

	Three months ended				Constant Currency
	March 31,		Increase/(Decrease)		Increase/(Decrease)
(in thousands)	2019	2018	$ change	% change	$ change	% change
Titleist golf balls	$141,667	$124,906	$16,761	13.4%	$19,936	16.0%
Titleist golf clubs	91,318	116,893	(25,575)	(21.9)%	(23,501)	(20.1)%
Titleist golf gear	45,181	44,345	836	1.9%	2,112	4.8%
FootJoy golf wear	140,981	140,706	275	0.2%	4,477	3.2%
First Quarter Net Sales by Region

	Three months ended				Constant Currency
	March 31,		Increase/(Decrease)		Increase/(Decrease)
(in thousands)	2019	2018	$ change	% change	$ change	% change
United States	$230,383	$219,289	$11,094	5.1%	$11,094	5.1%
EMEA	71,078	73,042	(1,964)	(2.7)%	3,988	5.5%
Japan	40,735	52,129	(11,394)	(21.9)%	(10,467)	(20.1)%
Korea	49,042	52,675	(3,633)	(6.9)%	(1,251)	(2.4)%
Rest of world	42,464	44,666	(2,202)	(4.9)%	(92)	(0.2)%
Total net sales	$433,702	$441,801	$(8,099)	(1.8)%	$3,272	0.7%

ACUSHNET HOLDINGS CORP.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)

Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, this release includes the non-GAAP financial measures of net sales in constant currency, Adjusted EBITDA and Adjusted EBITDA margin. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant to understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net sales, net income or other measures of profitability or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.
We use net sales on a constant currency basis to evaluate the sales performance of our business in period over period comparisons and for forecasting our business going forward. Constant currency information allows us to estimate what our sales performance would have been without changes in foreign currency exchange rates. This information is calculated by taking the current period local currency sales and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable prior period. This constant currency information should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. Our presentation of constant currency information may not be consistent with the manner in which similar measures are derived or used by other companies.
Adjusted EBITDA represents net income attributable to Acushnet Holdings Corp. adjusted for income tax expense, interest expense, depreciation and amortization, share-based compensation expense, certain transaction fees, indemnification expense (income) from our former owner Beam Suntory, Inc. (formerly known as Fortune Brands, Inc.) (“Beam”), executive pension settlement, certain other non-cash (gains) losses, net and the net income relating to noncontrolling interests in our FootJoy golf shoe joint venture. We define Adjusted EBITDA in a manner consistent with the term “Consolidated EBITDA” as it is defined in our credit agreement.
We present Adjusted EBITDA as a supplemental measure because it excludes the impact of certain items that we do not consider indicative of our ongoing operating performance. Management uses Adjusted EBITDA to evaluate the effectiveness of our business strategies, assess our consolidated operating performance and make decisions regarding pricing of our products, go to market execution and costs to incur across our business.
We believe Adjusted EBITDA provides useful information to investors regarding our consolidated operating performance. By presenting Adjusted EBITDA, we provide a basis for comparison of our business operations between different periods by excluding items that we do not believe are indicative of our core operating performance.
Adjusted EBITDA is not a measurement of financial performance under GAAP. It should not be considered an alternative to net income attributable to Acushnet Holdings Corp. as a measure of our operating performance or any other measure of performance derived in accordance with GAAP. In addition, Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items, or affected by similar non-recurring items. Adjusted EBITDA has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under GAAP. Our definition and calculation of Adjusted EBITDA is not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.
We also use Adjusted EBITDA margin on a consolidated basis, which measures our Adjusted EBITDA as a percentage of net sales, because our management uses it to evaluate the effectiveness of our business strategies, assess our consolidated operating performance and make decisions regarding pricing of our products, go to market execution and costs to incur across our business. We present Adjusted EBITDA margin as a supplemental measure of our operating performance because it excludes the impact of certain items that we do not consider indicative of our ongoing operating performance. Adjusted EBITDA margin is not a measurement of financial performance under GAAP. It should not be considered an alternative to any measure of performance derived in accordance with GAAP.
The following table presents reconciliations of net income attributable to Acushnet Holdings Corp. to Adjusted EBITDA for the periods presented (dollars in thousands):

	Three months ended
	March 31,
	2019	2018
Net income attributable to Acushnet Holdings Corp.	$34,926	$41,484
Interest expense, net	4,883	4,408
Income tax expense	12,275	15,220
Depreciation and amortization	9,797	10,325
Share-based compensation	1,785	4,126
Other non-cash income, net (a)	(554)	(97)
Net income attributable to noncontrolling interests	1,113	1,606
Adjusted EBITDA	$64,225	$77,072
Adjusted EBITDA margin	14.8%	17.4%

(a)
Includes non-cash charges related to the indemnification obligations owed to us by Beam, transaction fees and other non-cash (gains) losses, net that are included when calculating net income attributable to Acushnet Holdings Corp.

A reconciliation of non-GAAP Adjusted EBITDA, as forecasted for 2019, to the closest corresponding GAAP measure, net income (loss), is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility of certain charges that may impact our GAAP results on a forward-looking basis, such as the measures and effects of share- based compensation and adjustments related to the indemnification obligations owed to us by Beam.